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Exhibit 10.20.23 Restated Amendment To Repricing Rights Agreement And Securities
                 Purchase Agreement dated as of May 7, 2002 between Eurotech, Ltd. and Woodward LLC 2

    RESTATED AMENDMENT TO REPRICING RIGHTS AGREEMENT AND SECURITIES PURCHASE
    ------------------------------------------------------------------------
                                   AGREEMENT
                                   ---------

         THIS RESTATED AMENDMENT TO THE REPRICING RIGHTS AGREEMENT dated February 1, 2002 ("Repricing Rights Agreement") and the Securities Purchase Agreement dated February 1, 2002 ("Securities Purchase Agreement") is made this 7th day of May, 2002, to be effective as of the 12th day of April 2002, by and between EUROTECH, LTD., a District of Columbia Corporation (the "Company"), and WOODWARD LLC, a Cayman Islands entity ("Investor").
         WHEREAS, on April 12, 2002 the parties hereto executed and delivered an Amendment to the Repricing Rights Agreement and the Securities Purchase Agreement, pursuant to which the Company issued 6,100,000 shares of its Common Stock (the "Original Amendment"); and
         WHEREAS, the issuance of such 6,100,000 shares caused the Investor to beneficially own in excess of 9.99% of the outstanding shares of Common Stock of the Company, in violation of the limitation on beneficial ownership set forth in
Section 3.12 of the 2000 SPA (hereinafter defined), due to a mistake of fact regarding the Investor's beneficial ownership of shares of Common Stock of the Company at the time of the issuance of such 6,100,000 shares; and
         WHEREAS, due to such mistake of fact, the Company and the Investor wish to supercede the Original Amendment with this Restated Amendment to the Repricing Rights Agreement and the Securities Purchase Agreement and to void, ab initio, the issuance of 1,750,000 shares of such 6,100,000 shares (the "Voided Shares");

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         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:
         1. Except as the context may otherwise require, terms not otherwise defined herein shall have the meaning ascribed to them in the Repricing Rights Agreement, the Securities Purchase Agreement, or the Certificate of Designation for the Series A Convertible Preferred Stock filed on February 1, 2002.
         2. The parties hereto have previously executed and delivered the Common Stock Purchase Agreement dated April 17, 2000 (Tranche B) for 2,000,000 shares and the related other Transaction Documents, as more particularly defined in the Common Stock Purchase Agreement (the "2000 SPA") (a copy of which have been filed with the Securities and Exchange Commission as Exhibits 10.20.6 and
10.20.7 to the Company's Form 10-Q for the quarter ended March 31, 2000 and the quarter ended June 30, 2000, respectively, and as modified by the Repricing Rights Agreement; and
         3. The parties hereto have previously executed and delivered the Common Stock Purchase Agreement dated March 30, 2001 for 1,333,333 shares and the related other Transaction Documents, as more particularly defined in the Common Stock Purchase Agreement (the "2001 SPA") (a copy of which have been filed with the Securities and Exchange Commission as Exhibits 10.20.13 and 10.20.14 to the Company's Form 10-Q for the quarter ended March 31, 2001, and as modified by the Repricing Rights Agreement;

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         4. Solely with respect to the 2,000,000 shares of Tranche B, Section
2.3 of the2000 SPA as amended to date, is hereby deleted and a new Section 2.3 is hereby inserted to read as follows:
                  A. The 2,500,000 shares delivered pursuant to a letter agreement dated December 28, 2001 and the 6,000,000 shares delivered pursuant to the Repricing Rights Agreement, shall be deemed in full satisfaction by the Company of its obligations with respect to the Second, Third, Fourth and Fifth Repricing Periods, including any obligation of either party under Paragraph 2 of the letter agreement dated December 28, 2001, and Paragraph 6 of the Repricing Rights Agreement.
                  B. The Company shall issue to Purchaser 6,100,000 additional shares (the "Second Additional Shares") in satisfaction of its obligations with respect to the Sixth Repricing Period as follows: 4,350,000 shares on April 15, 2002, and 1,750,000 shares on the first Business Day that is sixty-five (65) days after written notice by the Investor to the Company requesting delivery of the balance of the Second Additional Shares. With respect to the number of additional shares issuable pursuant to Paragraph 7 of the Repricing Rights Agreement, the number of shares shall be reduced or increased, as the case may be, in three equal installments by the amount that the number of Second Additional Shares are greater than (in which case there shall be a reduction) or less than (in which case there shall be an increase) the number of shares exceeding zero determined according to the following formula:
         (3.76- Measurement Period Price) x (333,333)/ Measurement Period Price), where the Measurement Period Price is the average Closing Bid Price for the during the period commencing on May 1, 2002, and ending twenty (20) Business Days after such date. For the purposes hereof, a Business Day shall be defined as a day when the Principal Market for the Common Stock is open and the Registration Statement , as hereinafter defined, has not been suspended or withdrawn.

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                  The number of shares subject to repricing and the price of
$3.76 shall further be equitably adjusted, from time to time, in the event of any adjustment of the Conversion Price pursuant to Section 5 of the Certificate of Designations for the Convertible Preferred Stock. In the event that the adjustment to the number of additional shares as set forth in Paragraph 4.B of this Amendment results in a reduction in the number of additional shares issuable pursuant to Paragraph 7 of the Repricing Rights Agreement exceeding the number of additional shares issuable pursuant to Paragraph 7 of the Repricing Rights Agreement (the amount of such excess, if any, the "Excess Shares"), Investor shall, within 30 days after the end of the Third Repricing Period of Paragraph 7 of the Repricing Rights Agreement, surrender to the Company for cancellation, without payment of any consideration by the Company therefor, shares of Common Stock owned by Investor in an amount equal to the Excess Shares (the "Excess Share Obligation"). If Investor does not own sufficient shares of Common Stock to satisfy the Excess Share Obligation, Investor shall be obligated to acquire sufficient shares of Common Stock, in open market purchases or otherwise, to satisfy the Excess Share Obligation. In addition to its obligations under any existing Registration Rights Agreement, the Company agrees to register on behalf of the Investor, an additional 30,000,000 shares on a Registration Statement on Form S-3 to be filed on or prior to May 20, 2002.
         5. The Securities Purchase Agreement is hereby modified and amended in the following respect: To date, the Investor has purchased $500,000 of the Additional Preferred Stock and, subject to the terms and conditions of the Securities Purchase Agreement and the other Transaction Documents will purchase the balance of the Additional Preferred Stock in installments of $500,000 on each of the two remaining Additional Closing Dates, which shall be (i) the later of the filing of the Registration Statement on Form S-3 or May 15, 2002 and (ii) November 30, 2002.

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         6. Except as specifically set forth herein, nothing contained herein shall in any way be deemed to effect or modify the representations, warranties, rights and obligations of the respective parties as set forth in the 2000 SPA, the 2001 SPA, or the Transaction Documents.
         7. As hereby modified and amended, the Transaction Documents remain in full force and effect. This Agreement supersedes and replaces the Original Amendment and, to the extent that the context may require, this Agreement supersedes any prior Modification Agreement, Amendment or the Repricing Rights Agreement executed between the parties.
         8. No later than three Trading Days following execution of this Agreement, the Investor shall surrender the Voided Shares to the Company's transfer agent for cancellation. The Investor shall indemnify, defend, and hold harmless the Company from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from the voiding of the Voided Shares pursuant to this Agreement, or imposed upon or incurred by the Company, directly or indirectly, in connection with the voiding of the Voided Shares pursuant to this Agreement and reimburse the Company for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred.

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         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                  EUROTECH, LTD.

                                  By: /s/ DON V. HAHNFELDT
                                      --------------------
                                  Name: DON V. HAHNFELDT
                                        ----------------
                                  Title: CHAIRMAN AND EXECUTIVE VICE PRESIDENT
                                         -------------------------------------

                                  WOODWARD LLC

                                  By: /s/ Arlene Decastro
                                      -------------------
                                  Name: Arlene Decastro
                                        ---------------
                                  Title: Director
                                         --------

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